CONSENT OF INDEPENDENT AUDITORS

           We consent to the inclusion in this registration statement on Form SB-2 of our report dated March 2, 1996 (with respect to Note M August 15, 1996), on the financial statements of ObjectSoft Corporation as at December 31, 1995 and for the two years then ended. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."




/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP

Florham Park, New Jersey
October __, 1996